EXHIBIT 11
                                                                      ----------
                        SOUTHDOWN, INC. AND SUBSIDIARIES
                       ---------------------------------
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                -----------------------------------------------
              (In millions, except per share amounts - Unaudited)

                                                   Quarter Ended
                                                     March 31,
                                             ------------------------
                                                1994           1993
                                             ----------     ----------

Loss for primary earnings
  per share:
  Loss before cumulative
     effect of a change in accounting
     principle and preferred stock
     dividends                               $    (2.2)     $    (4.4)
  Preferred stock dividends                       (2.1)          (1.3)
                                             ----------     ----------
     Loss for primary earnings per share
       before cumulative effect of a
       change in accounting principle             (4.3)          (5.7)
  Cumulative effect of a change in
     accounting principle                           -           (48.5)
                                             ----------     ----------
Net loss for primary earnings per share      $    (4.3)     $   (54.2)
                                             ----------     ----------
                                             ----------     ----------

Loss for fully diluted earnings
  per share:
  Loss before cumulative effect
     of a change in accounting principle
     and preferred stock dividends           $    (2.2)     $    (4.4)
  Antidilutive preferred stock dividends          (2.1)          (1.3)
                                             ----------     ----------
     Loss for fully diluted earnings per
       share before cumulative effect of
       a change in accounting principle           (4.3)          (5.7)
  Cumulative effect of a change in
     accounting principle                           -           (48.5)
                                             ----------     ----------
Net loss for fully diluted earnings
  per share                                  $    (4.3)     $   (54.2)
                                             ----------     ----------
                                             ----------     ----------

Average shares outstanding:
  Common stock                                    17.1           16.9
     Common stock equivalents from assumed
       exercise of stock options and
       warrants (treasury stock method)            0.9             -
                                             ----------     ----------
Total for primary earnings per share              18.0           16.9

Other potentially dilutive securities:

  -  assumed conversion of Series A
     convertible preferred stock at
     one-half share of common stock                1.0            1.0
  -  assumed conversion of Series B
     convertible preferred stock at
     2.5 shares of common stock                    2.4            2.4
  -  assumed conversion of the Series D
     convertible preferred stock at
     1.51 shares of common stock                   1.8             -
                                             ----------     ----------
Total for fully diluted earnings
  per share                                       23.2           20.3

Less:  Antidilutive securities
       Stock options and warrants                 (0.9)            -
       Series A preferred stock                   (1.0)          (1.0)
       Series B preferred stock                   (2.4)          (2.4)
       Series D preferred stock                   (1.8)            -
                                             ----------     ----------
                                                  17.1           16.9
                                             ----------     ----------
                                             ----------     ----------

Loss per share primary and fully diluted:
  Loss before cumulative effect of a
     change in accounting principle          $   (0.25)     $   (0.34)
  Cumulative effect of a change in
     accounting principle, net                      -           (2.86)
                                             ----------     ----------
                                             $   (0.25)     $   (3.20)
                                             ----------     ----------
                                             ----------     ----------